Exhibit 10.29.1

AMENDMENT TO EMPLOYMENT AGREEMENT

BETWEEN CAMBRIDGE DISPLAY TECHNOLOGY, INC. AND DAVID FYFE

THIS AMENDMENT TO EMPLOYMENT AGREEMENT is dated as of August 31, 2004 (the “Amendment”) and is entered into by and between Cambridge Display Technology, Inc., a Delaware corporation, formerly CDT Acquisition Corp. (the “Company”), and David Fyfe, an individual (the “Executive”).

R E C I T A L S

WHEREAS, the Company and the Executive previously entered into that certain Employment Agreement dated as of August 12, 2002 (the “Employment Agreement”), pursuant to which the Executive is employed as the Chief Executive Officer and Director of the Company;

WHEREAS, the parties to the Agreement wish to enter into this Amendment to modify the terms of the Employment Agreement as set forth below; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

1.	Amendment to Employment Agreement.

a. Section 1(b) of the Employment Agreement - Term of Employment is hereby amended as follows: Unless sooner terminated pursuant to Section 6 of the Employment Agreement (and the Amendment to Section 6(a) set forth below), the Company shall employ Executive pursuant to the terms of the Employment Agreement for the period commencing on 12 August 2002 (the “Commencement Date”) and ending on August 31, 2007. The period during which Executive is employed pursuant to the Employment Agreement shall be referred to as the “Employment Period”. All references to Employment Period in the Employment Agreement shall have the definition set forth herein in this Amendment.

b. Section 3(e) of the Employment Agreement - Terminal Pension Provision is hereby amended as follows: On August 31, 2007, or earlier if the Executive’s employment is terminated for reason’s described in Section 6 (a)(i), (ii)(iv)(v) of the Employment Agreement, the Company shall pay to Executive, at his direction, a pension sum of $100,000 per annum, payable in quarterly installments, for a period of five (5) years, subject to only one condition: (i) the EBITDA of the Company in the year the pension is payable is positive. In the event the pension is not paid in any year by virtue of the condition not being met, one year shall be added to the period for which it is payable so that a cumulative sum of $500,000 is paid at the end of this commitment. In the event that the Company is sold, this pension obligation shall either be assumed by the purchaser without the condition above, or, at Executive’s election and direction, the balance due paid as a lump sum. In the event of Executive’s death before the entire sum has been paid, the balance shall be paid as a lump sum into his estate or, at the direction of the executor of his estate, continue to be paid as a pension to his widow.

For the avoidance of any doubt, the first condition in Section 3(e) of the Employment Agreement (and the first condition only) that required the Executive to recruit an executive to replace him by the end of the Employment Period is hereby deleted such that Executive is no longer obligated to recruit his replacement as a condition of receiving the pension.

c. Section 6(a) of the Employment Agreement - Early Termination of the Employment Period is hereby amended as follows: Notwithstanding Section 1(b) of the Employment Agreement as amended by Section 1(a) of this Amendment, the Employment Period shall end upon the earliest to occur of a termination of Executive’s employment (i) on account and on the date of Executive’s death, (ii) due to Disability (iii) by the Company for Cause (iv) effective as of the date specified by the Company in a written notice delivered to Executive by the Company of his termination without Cause, (v) by Executive for Good Reason, (vi) effective as of the delivery by Executive of written notice to the Company of his resignation without Good Reason or (vii) effective as of the expiration of the Employment Period (August 31, 2007), provided that with respect to a termination pursuant to clause (iv), (v) or (vi), the terminating party must give at least twelve months’ notice to the other party in order for such termination to be effective.

2.	Miscellaneous.

a. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

b. Entire Agreement; Amendment. The Employment Agreement (along with those agreements specified in the Employment Agreement), as modified by this Amendment constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supersede all prior agreements and understandings of the parties in connection herewith. Except as expressly provided herein, neither the Employment Agreement, as modified by this Amendment, nor any term hereof or thereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

c. Facsimile Signatures. Any signature page delivered by a telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

d. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

e. No Further Amendment. Except as otherwise modified above, the Employment Agreement shall remain in full force and effect without further amendment, modification or alteration thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

The “COMPANY”	CAMBRIDGE DISPLAY TECHNOLOGY, INC.

	By:	/s/ Stephen Chandler

	Its:	Secretary

The “EXECUTIVE”	/s/ David Fyfe
David Fyfe

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